UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2012

BroadSoft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34777	52-2130962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9737 Washingtonian Boulevard, Suite 350

Gaithersburg, Maryland 20878

(Address of principal executive offices)

(301) 977-9440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 17, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of BroadSoft, Inc. (“BroadSoft”) approved the 2012 executive annual bonus plan (the “2012 Bonus Plan”).

Target Annual Cash Bonus Awards

In accordance with the terms of the 2012 Bonus Plan, the target annual cash bonus awards for our executive officers for the year ending December 31, 2012 were set as follows:

Name:	Total Annual Target Bonus

Michael Tessler	$300,000
Scott D. Hoffpauir	$144,200
James A. Tholen	$154,500

The Compensation Committee approved the following terms for the 2012 Bonus Plan. The two performance measure components of the annual bonus plan are described in more detail below:

Revenue Target

Except as described below, BroadSoft’s total revenue performance represents a 70% weighting of each executive officer’s annual target bonus amount. The attainment of revenues against a specified target will determine a payout percentage to be multiplied against the 70% weighting for the revenue component.

•	In the event our revenue for the year equals 100% of our revenue target, the payout percentage will be 100%.

•	In the event our revenue for the year is approximately 91.4% of our revenue target, the payout percentage will be 80%.

•	In the event our revenue for the year is between approximately 91.4% and 100% of our revenue target, the payment percentage will be adjusted linearly between 80% and 100%.

•	In the event our revenue for the year is less than approximately 91.4% of our revenue target, the payout percentage will be 0%.

•

In the event our revenue for the year exceeds 100% of our revenue target, 5% of such revenue greater than such target revenue would be paid in bonuses to the executive team including the three executive officers, with the actual bonus per executive team member determined by the Compensation Committee.

Non-GAAP Operating Income Target

BroadSoft’s non-GAAP operating income performance represents a 30% weighting of each executive officer’s annual target bonus amount. For purposes of the 2012 Bonus Plan, we define non-GAAP operating income as operating income calculated in accordance with generally accepted accounting principles plus stock-based compensation expense and amortization expense related to acquired intangible assets. The attainment of non-GAAP operating income against a specified target will determine a payout percentage to be multiplied against the 30% weighting for the non-GAAP operating income component.

•	In the event our non-GAAP operating income for the year equals 100% of our non-GAAP operating income target, the payout percentage will be 100%.

•	In the event our non-GAAP operating income for the year is approximately 71.6% of our non-GAAP operating income target, the payout percentage will be 80%.

•

In the event our non-GAAP operating income for the year is between approximately 71.6% and 100% of our non-GAAP operating income target, the payment percentage will be adjusted linearly between 80% and 100%.

•	In the event our non-GAAP operating income for the year is less than approximately 71.6% of our non-GAAP operating income, the payout percentage will be 0%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.

Date: February 27, 2012	By:	/s/ Mary Ellen Seravalli
		Name:	Mary Ellen Seravalli
		Title:	Vice President and General Counsel